Aames 2002-1
Mortgage Pass-Through Certificates
Series 2002-1
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	4
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	4

Paid in Full Balance	426,847.13
Repurchased Loans Balance	-
Curtailments Amount	54,518.89
Total Prepayment Amount	481,366.02

Cumulative
Number of Paid in Full Loans	5
Number of Repurchased Loans	1
Total Number of Loans Prepaid in Full	6

Paid in Full Balance	883,930.72
Repurchased Loans Balance	205,733.66
Curtailments Amount	54,518.89
Total Prepayment Amount	1,144,183.27

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)	Total Prepayments (in thousands of dollars)

Page 15 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1
Mortgage Pass-Through Certificates
Series 2002-1
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	0.28%
3 Months Avg SMM	0.23%
12 Months Avg SMM
Avg SMM Since Cut-off	0.23%

CPR	3.27%
3 Months Avg CPR	2.71%
12 Months Avg CPR
Avg CPR Since Cut-off	2.71%

PSA	488.98%
3 Months Avg PSA Approximation	760.46%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	760.46%

CPR by Groups	Total CPR

PSA by Groups	Total PSA

Page 16 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1
Mortgage Pass-Through Certificates
Series 2002-1
Prepayment Report for June 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups	Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups	Total PSA Avg since Cut-off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)^12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]^(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)^12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 17 of 23	© COPYRIGHT 2002 Deutsche Bank